TransAct Technologies Reports Preliminary First Quarter 2020 Financial Results

2020 First Quarter Net Sales of $10.2 Million
Food Service Technology Revenues up 13% on a Year-Over-Year Basis
Revolving Credit Facility and PPP Loan Provide Operational Liquidity

Hamden, CT – May 7, 2020 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the quarter ended March 31, 2020.

“While the economic headwinds and disruptions in the quarter had an undeniable effect on our results, we are pleased with the upward trajectory of our Food Service Technology revenues prior to the industry disruptions that have occurred as a result of the COVID-19 crisis. We continue to be excited by the momentum of our BOHA! solution and the long-term opportunities it provides us,” said Bart C. Shuldman, Chairman and CEO of TransAct. “Unfortunately, COVID-19 is still causing massive disruptions across the world with widespread closures, and we expect this to continue to negatively impact our casino and gaming business as well as most restaurant and food service locations for the foreseeable future. While it is difficult to predict the magnitude of the impact that the spread of the virus and the associated stay at home orders will have on our customers and our business, we are confident in the steps we have taken to help us manage through these turbulent times.”

First Quarter 2020 Financial Highlights
•	Net Sales: Net Sales for the first quarter of 2020 were $10.2 million, down 11% compared to $11.6 million for the first quarter of 2019.
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Gross Profit: Gross profit for the first quarter of 2020 was $4.9 million, resulting in gross margin of 48.0%, compared to gross profit of $6.1 million in the first quarter of 2019, which resulted in a 52.7% gross margin.

•	Operating income (loss): Operating loss for the first quarter of 2020 was $1.3 million, compared to operating income of $0.8 million in the first quarter of 2019.
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Net income (loss): Net loss for the first quarter of 2020 was $1.0 million, or $0.13 net loss per share, based on 7.5 million diluted weighted average common shares outstanding. Net income for the comparable 2019 period was $0.7 million, or $0.10 net income per share, based on 7.6 million diluted weighted average common shares outstanding.

•	EBITDA: EBITDA was negative $1.2 million for the first quarter of 2020, compared to positive EBITDA of $1.1 million in the first quarter of 2019.
•	Adjusted EBITDA: Adjusted EBITDA was negative $1.0 million for the first quarter of 2020, compared to positive adjusted EBITDA of $1.3 million in the first quarter of 2019.
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Liquidity: On March 16, 2020, the Company announced a new revolving credit facility of up to $10 million, subject to availability determined by a “borrowing base” calculation based on specified percentages of the Company’s eligible accounts receivable and inventory, of which $0.8 million was drawn as of March 31, 2020 and $0.1 million was drawn as of April 30, 2020, to provide adequate funding for business operations. In addition, on May 5, 2020, the Company announced it had received a $2.2 million loan under the Paycheck Protection Program to meet its payroll obligations and support ongoing operations.

2020 First Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, May 7, 2020, beginning at 4:30 p.m. ET to discuss the Company’s preliminary first quarter 2020 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 856-344-9221 and the conference ID number is 3986248 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to non-recurring items excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting, assessing financial performance and paying incentive compensation. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation,  and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.4 million printers and terminals around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2019 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months ended March 21, 2020.  This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related reviews for the three months ended March 31, 2020.  During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.  As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP.  In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.  The Company currently expects to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 during the week of May 18, 2020.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to successfully transition our business towards the food service technology market;  our ability to remediate the material weaknesses over internal control over financial reporting; risks associated with potential future acquisitions; our dependence on a significant customer; general economic conditions; risks, uncertainties and other factors related to the COVID-19 pandemic, including the extent and duration of the pandemic and governmental responses thereto, disruptions in operations of manufacturers that we rely on for the manufacturing and assembly of our printers and terminals as well as travel restrictions and a reduction in consumer spending impacting the Company’s supply, sales and delivery of its products, sales prices of the Company’s common stock, access to capital, and availability of funds under the Company’s credit facility; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers;  dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effectof the United Kingdom’s withdrawal from the European Union;  and other risk factors detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

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Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated 702-388-8180	Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com 203-682-8299	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

(In thousands, except per share amounts)	Three months ended March 31,
	2020	2019
Net sales	$10,247	$11,550
Cost of sales	5,329	5,464
Gross profit	4,918	6,086

Operating expenses:
Engineering, design and product development	1,385	1,165
Selling and marketing	2,208	1,854
General and administrative	2,620	2,290
	6,213	5,309
Operating income (loss)	(1,295)	777

Interest and other income (expense):
Interest, net	3	(6)
Other, net	(165)	90
	(162)	84

Income (loss) before income taxes	(1,457)	861
Income tax provision (benefit)	(465)	115
Net income (loss)	$(992)	$746

Net income (loss) per common share:
Basic	$(0.13)	$0.10
Diluted	$(0.13)	$0.10

Shares used in per share calculation:
Basic	7,507	7,461
Diluted	7,507	7,619

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT: (Preliminary and Unaudited)
(In thousands)	Three months ended March 31,
	2020	2019
Food service technology	$1,371	$1,213
POS automation and banking	1,558	1,277
Casino and gaming	4,931	5,483
Lottery	-	697
Printrex	117	342
TransAct services group	2,270	2,538
Total net sales	$10,247	$11,550

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)
	March 31,	December 31,
(In thousands)	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$615	$4,203
Accounts receivable, net	6,261	6,418
Note receivable	100	1,017
Inventories, net	12,586	12,099
Other current assets	1,424	1,178
Total current assets	20,986	24,915

Fixed assets, net	2,414	2,244
Note receivable, net of current portion	1,530	-
Right-of-use asset	4,159	2,855
Goodwill	2,621	2,621
Deferred tax assets	3,086	2,565
Intangible assets, net	754	817
Other assets	237	44
	14,801	11,146
Total assets	$35,787	$36,061

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,737	$2,960
Accrued liabilities	2,419	3,041
Lease liability	880	945
Deferred revenue	643	700
Revolving bank loan payable	794	-
Total current liabilities	6,473	7,646

Deferred revenue, net of current portion	183	219
Lease liability, net of current portion	3,456	2,104
Other liabilities	170	166
	3,809	2,489
Total liabilities	10,282	10,135

Shareholders’ equity:
Common stock	116	115
Additional paid-in capital	33,103	32,604
Retained earnings	24,356	25,348
Accumulated other comprehensive income (loss), net of tax	40	(31)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	25,505	25,926
Total liabilities and shareholders’ equity	$35,787	$36,061

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)
	Three Months Ended
(In thousands)	March 31,
	2020	2019
Net income (loss)	$(992)	$746

Interest expense (income), net	(3)	6
Income tax provision (benefit)	(465)	115
Depreciation and amortization	238	252

EBITDA	(1,222)	1,119

Share-based compensation expense	187	173

Adjusted EBITDA	$(1,035)	$1,292